Exhibit 10.16

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into effective as of the 15th day of October, 2021 (the “Effective Date”), by and between FinWise Bancorp (the “Company”) and James Giordano (“Consultant”).  Company and Consultant are sometimes referred to herein individually as “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, Consultant has served as an advisor of the company and has significant experience in capital market matters.

WHEREAS, the Company desires to retain the consulting and advisory services of Consultant to support the Company, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Services.  The Company hereby engages Consultant as an independent contractor and consultant to assist the Company as requested by the Boards of Directors of the Company from time to time (the “Services”) to introduce the Company to persons and entities providing capital market services, introduce the Company to persons and entities engaged in business lines and providing products that the Company and its subsidiaries have identified as potential expansion opportunities, introduce the Company and its subsidiaries to potential service providers, and any other services requested by the Company’s CEO from time-to-time.  Consultant shall report to the CEO only, and all activities will be directed.  Consultant shall have those duties and responsibilities delegated to Consultant by the CEO of the Company, including but not limited to the services referenced above and advising and consulting with respect to the day-to-day operations, compliance and regulatory issues and such other duties as specified by the Board of Directors of the Company. Consultant shall provide the services commencing on the Effective Date and continuing through April 15th, 2022.

2.          Compensation.  Consultant shall be paid $60,000 for the Services.  Such amount shall be payable at the end of the Term of this Agreement.

3.          Relationship of the Parties.

3.1          Independent Contractor.  Consultant shall at all times during the Term (as defined below) of this Agreement and in the performance of the Services be an independent contractor.  Consultant shall not be an employee of the Company for any purpose.

3.2          No Benefits.  Consultant acknowledges and agrees that, as an independent contractor, Consultant is not entitled to participate in any employee fringe benefit, medical or life insurance, pension or other similar plan sponsored by the Company.

3.3          Taxes.  Consultant shall be solely responsible for the payment of all taxes, withholding payments, penalties, and fees (including, without limitation, workers’ compensation, and FICA), fringe benefits, and contributions to insurance and pension or other deferred compensation plans, with respect to the consideration paid to Consultant under this Agreement, and for the filing of all necessary documents, forms and returns pertinent to the foregoing.

4.          Non‑Disclosure of Confidential Information; Surrender of Records.

4.1          Confidentiality.  Consultant acknowledges that during the course of performance of Services for the Company, Consultant will acquire certain confidential information pertaining to the Company and its businesses, including, but not limited to, processes, ideas, developments, trade secrets, client lists, client or consultant contracts and the details thereof, operational methodology, plans, client financial information and all other information pertaining to the Company’s businesses (collectively, the “Confidential Information”).  Consultant agrees to maintain in strict confidence and not disclose any Confidential Information to any individual or entity at any time during the Term of this Agreement or at any time thereafter unless such disclosure has been authorized in writing by the Board of Directors of the Company.

4.2          Surrender of Property.  Upon termination of this Agreement or whenever thereafter requested by the Company, Consultant shall immediately deliver to the Company all property in Consultant’s possession or under Consultant’s control belonging to the Company, including all computer equipment, data and reports, records, and all other property of the Company.  Consultant acknowledges that all such documents and materials are and shall remain the property of the Company.  Consultant shall not copy, share, or use any Confidential Information, in part or in whole, for any purpose other than in connection with providing the services for the benefit of or on behalf of the Company.

5.          Enforcement.  Consultant hereby acknowledges that irreparable injury may result to the Company and its businesses and properties if Consultant breaches any of the restrictions imposed by Section 4 above. Therefore, Consultant agrees that if Consultant engages in any act in violation of such provisions, the Company shall be entitled, in addition to such other remedies and damages as may be available, to an injunction prohibiting Consultant from engaging in such act without the necessity of posting a bond.

6.          Term.  The term of this Agreement shall commence on the Effective Date and shall expire on April 15, 2022 (the “Term”).

7.          Termination.

7.1          Termination for Cause.  In addition, and without prejudice to the rights and remedies available to the parties, either party may terminate this Agreement (“Termination for Cause”) on ten (10) days prior written notice to the other party upon the occurrence of any of the following events of default (each individually, an “Event of Default”):

(a)          Bankruptcy.  If the other party files a petition in bankruptcy or if such a petition is filed against the other party, or if the party becomes involved in litigation or proceedings related to bankruptcy or insolvency, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if a receiver is appointed for the other party or its business, or if the other party becomes insolvent; or

(b)          Material Breach.  If the other party breaches any material term, condition, covenant, agreement, or obligation of such party under this Agreement.

7.2          Termination for Convenience.  During the Term, either party may terminate this Agreement at any time upon thirty (30) days prior written notice to the Company.  In the event that Consultant is terminated during the Term by the Company without Cause (as defined below), or as a result of the death of Consultant.  “Cause”  shall be defined (i) the commission of any fraud, misappropriation or gross and willful misconduct which causes demonstrable injury to the Company; (ii) an act of dishonesty by Consultant or its employees resulting or intended to result, directly or indirectly, in material gain or personal enrichment at the expense of the Company; (iii) willful and repeated failure to follow specific directives of the Board to act or refrain from acting, which directives are consistent with Consultant’s Services; and (iv) conviction of or a plea of nolo contendere with respect to, a felony or a crime involving moral turpitude by any employee of Consultant. Consultant shall have a period of 30 days to cure any acts which would otherwise give the Company the right to terminate Consultant’s services as a consultant for Cause under clause (iii) of this definition. Such 30-day period shall commence as of the date of receipt by Consultant of written notice from the Company of its intentions to terminate Consultant’s employment as a consultant for Cause, which notice shall state in reasonable detail the acts which the Company considers to be grounds for such termination.

8.          Miscellaneous.

8.1          Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof.  This Agreement supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.  No representation, promise, inducement, or statement of intention has been made by either of the parties that is not embodied in this Agreement or in the documents referred to herein, and neither of the parties shall be bound by or be liable for any alleged representation, promise, inducement, or statement of intention not set forth or referred to herein.

8.2          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, United States of America, as to all matters, including but not limited to matters of jurisdiction, validity, construction, effect, and performance.

8.3          Amendments; Waiver.  This Agreement may not be amended, modified, superseded, or cancelled, nor may any of the terms, covenants, conditions, or agreements herein be waived, except by a written instrument executed by the party against whom such amendment, modification, supersedure, cancellation, or waiver is charged.  The failure of either of the parties at any time or times to require the performance of any provision hereof shall in no manner affect the right of such party to enforce the same at a later time.  No waiver by either of the parties of any condition, or of any breach of any term, covenant, condition, or agreement contained herein, shall be deemed to be, or shall be construed to be a waiver or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, condition, or agreement hereof.

8.4          Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly delivered three (3) days after mailing via U.S. mail postage pre-paid, or one day after mailing a national courier such as Federal Express, DHL or UPS, to the last known address of the other party, provided that delivery is confirmed by such courier.  Notices delivered other than by mail or national courier shall be effective on the date of receipt.

8.5          Construction.  The captions and headings contained herein are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.  Notwithstanding any rule of construction to the contrary, any ambiguity or uncertainty in this Agreement shall not be construed against either of the parties based upon authorship of any of the provisions hereof.

8.6          Survival.  The provisions and covenants of Sections 4 and 5 of this Agreement shall survive termination.

8.7          Attorneys’ Fees.  In the event either of the parties shall bring an action in connection with the performance, breach or interpretation of this Agreement, or in any action related to the subject matter hereof, the prevailing party in such action shall be entitled to recover from the non‑prevailing party in such action all reasonable costs and expenses of such action, including, without limitation, attorneys’ fees, costs of investigation, arbitration, accounting and other costs reasonably incurred or related to such action.

8.8          Successors and Assigns.  This Agreement is for the unique personal services of Consultant and is not assignable or delegable in whole or in part by Consultant without the consent of the Company.  This Agreement may be assigned or delegated in whole or in part by the Company and, in such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

FINWISE BANCORP		CONSULTANT

By:	/s/ Kent Landvatter	/s/ James Giordano
Its:	President and Chief Executive Officer	James Giordano